As filed with the Securities and Exchange Commission on February 3, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sana Biotechnology, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	2836	83-1381173
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

188 East Blaine, Suite 400

Seattle, Washington 98102

(206) 701-7914

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Steven D. Harr, M.D.

President and Chief Executive Officer

Sana Biotechnology, Inc.

188 East Blaine, Suite 400

Seattle, Washington 98102

(206) 701-7914

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian J. Cuneo B. Shayne Kennedy Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600	James J. MacDonald Executive Vice President, General Counsel & Corporate Secretary Sana Biotechnology, Inc. 188 East Blaine Street, Suite 400 Seattle, Washington 98102 (206) 701-7914	Charles S. Kim Kristin VanderPas Dave Peinsipp Denny Won Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-252061

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common Stock, $0.0001 par value per share	1,725,000 shares	$25.00	$43,125,000	$4,705

(1)

Represents only the additional number of shares being registered and includes 225,000 additional shares that the underwriters have the option to purchase. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the amount being registered does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-252061).

(2)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The Registrant previously registered securities at an aggregate offering price not to exceed $607,200,000 on a Registration Statement on Form S-1 (File No. 333-252061), which was declared effective by the Securities and Exchange Commission on February 3, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $43,125,000 is hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of 1,725,000 additional shares of common stock, par value $0.0001 per share, of Sana Biotechnology, Inc., a Delaware corporation, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1, as amended (File No. 333-252061) (the “Original Registration Statement”), which was declared effective by the Securities and Exchange Commission on February 3, 2021, are incorporated in this registration statement by reference. This registration statement is being filed solely to increase the amount of securities offered pursuant to the Original Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Exhibit Index

Exhibit No.	Description

1.1(1)	Form of Underwriting Agreement.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1(2)	Power of Attorney.

(1)

Previously filed as Exhibit 1.1 to the Registrant’s Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-252061), filed with the Securities and Exchange Commission on January 28, 2021 and incorporated by reference herein.

(2)

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-252061), originally filed with the Securities and Exchange Commission on January 13, 2021 and incorporated by reference herein.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington on February 3, 2021.

SANA BIOTECHNOLOGY, INC.

By:	/s/ Steven D. Harr, M.D.
Steven D. Harr, M.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven D. Harr, M.D. Steven D. Harr, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	February 3, 2021

/s/ Nathan Hardy Nathan Hardy	Chief Financial Officer (Principal Financial and Accounting Officer)	February 3, 2021

* Hans. E. Bishop	Chairman of the Board	February 3, 2021

* Joshua H. Bilenker, M.D.	Director	February 3, 2021

* Douglas Cole, M.D.	Director	February 3, 2021

* Richard Mulligan, M.D.	Director	February 3, 2021

*	Director	February 3, 2021
Robert Nelsen

*	Director	February 3, 2021
Alise S. Reicin, M.D.

*	Director	February 3, 2021
Michelle Setiz

*	Director	February 3, 2021
Geoffrey von Maltzahn, Ph.D.

*	Director	February 3, 2021
Mary Agnes (Maggie) Wilderotter

*	Director	February 3, 2021
Patrick Y. Yang, Ph.D.

*By:	/s/ Steven D. Harr, M.D.
Steven D. Harr, M.D.
Attorney-in-Fact